Exhibit 99.1

         [LOGO]   LANDAMERICA
                    Financial Group, Inc.

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 101 Gateway Centre Parkway oRichmond, Virginia 23235 oTelephone: 804-267-8000
                  oFax: 804-267-8850 oWebsite: www.landam.como


FOR IMMEDIATE RELEASE:   CONTACTS:
September 4, 2001        G. William Evans               H. Randolph Farmer
                         Executive Vice President       Senior Vice President
                         and Chief Financial Officer    Corporate Communications
                         804-267-8114                   804-267-8120


                    LANDAMERICA FINANCIAL GROUP, INC. ISSUES
                          $150 MILLION OF SENIOR NOTES


         LandAmerica  Financial Group,  Inc. (NYSE:  LFG), a leading provider of title  insurance  and a broad  range  of  real  estate-related  services,  today announced  that it has issued  $150  million of senior  notes  through a private placement  managed  by First  Union  Securities,  Inc.  and  SunTrust  Equitable

Securities.

         The $150  million was divided into three series with $50 million due in

2006 and bearing interest at 7.16%; $50 million due in 2008 and bearing interest at 7.45%; and $50 million due in 2011 and bearing interest at 7.88%.

         The net  proceeds  will  be  used to  repay  existing  debt  under  the

Company's bank revolving credit facility.

         LandAmerica  Financial  Group,  Inc.  is a  leading  provider  of title insurance  and a broad  range  of  real  estate-related  services.  LandAmerica,

through its  subsidiaries  Commonwealth  Land Title Insurance  Company,  Lawyers

Title Insurance  Corporation and Transnation Title Insurance  Company,  services its residential and commercial  customers with more than 600 offices  throughout the United States, Canada, Mexico, the Caribbean, Central and South America. Its

subsidiary  LandAmerica  OneStop offers title and closing services,  appraisals,

flood certifications,  credit reports and home inspections through its web-based order processing platform.


The company cautions readers that the statements contained herein regarding the company's future business plans, operations, opportunities or prospects, including any factors which may affect future earnings, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based upon management's current knowledge and assumptions about future events and involve risks and uncertainties that could cause actual results to differ materially from anticipated results. For more details on factors that could affect expectations, see the company's Annual Report on Form 10-K for the year ended December 31, 2000, as filed with the Securities and Exchange Commission.

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